June 20, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Dear Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated June 20, 2014 of Wowio, Inc. and are in agreement with the statements contained therein insofar as they pertain to our firm.

Very Truly Yours,

/s/ KMJ Corbin & Company LLP